SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-KA




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) Oct. 2, 1996



                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (713) 586-8686

















Item 4.    Change in CPA Firm

The Company announced that its Houston based accountants, Weinstein Spira & Company, P.C., Certified Public Accountants,
2200 Five Greenway Plaza, Houston, Texas 77048, declined to stand for re-election. The reason was the change in the core business of the company with the acquisition of Renet Financial
Corporation, a California company.

At issue was the time to complete the audit with travel to California, and the requirement for the auditing of mortgages. As such, a new accounting firm with mortgage experience was sought by the Board of Directors. The Board of Directors has authorized the former auditors to discuss all matters with the Company's new auditors without limitation.


                        Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Market Data Corp
                                  (Registrant)

10/2/96                           Mike Pope
Date                              (Signature)

10/2/96                           Philip LaPuma
Date                              (Signature)